Tom Chubb CEO NYSE: OXM

Cautionary Statements Regarding Forward-Looking Statements This presentation may include statements that are forward-looking statements within the meaning of the federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. We intend for all forward-looking statements contained herein or on our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Important assumptions relating to these forward-looking statements include, among others, assumptions regarding the impact of economic conditions on consumer demand and spending, particularly in light of general economic uncertainty that continues to prevail, demand for our products, timing of shipments requested by our wholesale customers, expected pricing levels, competitive conditions, retention of and disciplined execution by key management, the timing and cost of store openings and of planned capital expenditures, costs of products as well as the raw materials used in those products, costs of labor, acquisition and disposition activities, expected outcomes of pending or potential litigation and regulatory actions, access to capital and/or credit markets and the impact of foreign losses on our effective tax rate. Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. contained in our Annual Report on Form 10-K for the period ended February 2, 2013 under the heading “Risk Factors” and those described from time to time in our future reports filed with the SEC. For comparative purposes, note that fiscal 2011 and fiscal 2013 are 52 week years, while fiscal 2012 was a 53 week year, with the extra week in the fourth quarter of fiscal 2012. Comparable Store Sales Our disclosures about comparable store sales include sales from our full-price stores and e-commerce sites, excluding sales associated with e-commerce flash clearance sales. Definitions and calculations of comparable store sales differ among companies in the retail industry, and therefore comparable store metrics disclosed by us may not be comparable to the metrics disclosed by other companies. Non-GAAP Disclosures Reconciliations of GAAP to adjusted results are included in the Company’s 2012 Annual Report and the December 11, 2013 press release available at the Company’s website at www.oxfordinc.com. Oxford Industries, Inc. 16th Annual ICR XChange - January 14, 2014

Oxford’s Strategy To own, develop and use powerful, emotional brands to drive sustained, profitable growth. Oxford Industries, Inc. 16th Annual ICR XChange - January 14, 2014

Oxford Highlights Fiscal 2013 – First Nine Months (ended 11-2-13) Net Sales: $667 million Adjusted Operating Income: $60 million Adjusted EPS (diluted): $1.92 Dividends per share: $0.54 ($0.18 per quarter) Oxford Industries, Inc. 16th Annual ICR XChange - January 14, 2014

High-Growth Lifestyle Brands – 79% of Revenue (First 9 months of Fiscal 2013) Oxford Industries, Inc. 16th Annual ICR XChange - January 14, 2014 Lanier Clothes Ben Sherman Other

Oxford Industries, Inc. 16th Annual ICR XChange - January 14, 2014 First 9 months of Fiscal 2013 • Sales of $417 million • Operating Income (adj.) of $47.6 million • 50% Full Price Retail and Outlets (137) • 11% E-commerce • 11% Restaurants (14) • 28% Wholesale • Women’s was 30% of our full-price DTC business

Lifestyle Brands Drive Top-Line Growth 13% YOY sales increase in 2011 17% YOY sales increase in 2012 12% YOY sales increase in first 9 mos. 2013 Oxford Industries, Inc. 16th Annual ICR XChange - January 14, 2014

High Margin Brands Drive Profitability Operating margin of 13% in Fiscal 2012 with significant investments in international expansion and NY “island” Expect operating margin to begin to expand in 2014 with long-term potential in the mid- teens Oxford Industries, Inc. 16th Annual ICR XChange - January 14, 2014

Opportunities for Long-Term Growth 7-10 new domestic stores per year Significant growth in: • E-commerce • Women’s sportswear • Accessories Asia-Pacific expansion with focus on: • Japan • Australia Oxford Industries, Inc. 16th Annual ICR XChange - January 14, 2014

First 9 months of Fiscal 2013 • Sales of $108 million • Operating Income (adj.) of $24.7 million • 32% Full Price Retail Stores (22) • 24% E-commerce • 44% Wholesale – Department and specialty stores – Signature Stores (69 locations) Oxford Industries, Inc. 16th Annual ICR XChange - January 14, 2014

Lifestyle Brands Drive Top-Line Growth 30% YOY sales increase in 2011 30% YOY sales increase in 2012 15% YOY sales increase in first 9 mos. 2013 Oxford Industries, Inc. 16th Annual ICR XChange - January 14, 2014

High Margin Brands Drive Profitability Operating margin (adj.) of 22% in Fiscal 2012 Expect to maintain operating margin in the range of 19-21% while investing in brand growth Oxford Industries, Inc. 16th Annual ICR XChange - January 14, 2014

Opportunities for Long-Term Growth Significant growth drivers: • E-commerce • 4-6 new stores per year in U.S. • Sportswear key items Wholesale opportunities Oxford Industries, Inc. 16th Annual ICR XChange - January 14, 2014

Other Operating Groups Lanier Clothes • Expect modest top line growth • Delivers high single to low double digit operating margins • Solid return on invested capital Ben Sherman • Implemented improvements in 2013 – Leadership – Expense reduction – Distribution control – Inventory management • Losses moderated in Q3 2013 • Expect YOY improvement in Q4 and FY 14 Oxford Industries, Inc. 16th Annual ICR XChange - January 14, 2014

Capital Structure to Support Growth Oxford Industries, Inc. 16th Annual ICR XChange - January 14, 2014 Solid financial position to invest in growing our business. • $235 million U.S. Revolving Credit Facility • Capital expenditures for fiscal 2013 are expected to be approximately $45 million • Strong cash flow from operations

Holiday Update • Solid Holiday performance • Good comp increases for the November/December period at Tommy Bahama and Lilly Pulitzer despite difficult market environment • January is also an important month for our brands Oxford Industries, Inc. 16th Annual ICR XChange - January 14, 2014

Oxford Industries, Inc. 16th Annual ICR XChange - January 14, 2014 Investment Highlights • Portfolio of high-margin, lifestyle oriented brands • Strong, well-developed market position for Tommy Bahama with unexploited potential in direct to consumer and international markets • Continued opportunities for growth at Lilly Pulitzer in all channels of distribution • Well-run business in Lanier Clothes with strong cash flow • Opportunity to reduce loss and improve cash flow at Ben Sherman • Capital structure in place to support growth • Variety of opportunities to drive shareholder value

Questions? Oxford Industries, Inc. 16th Annual ICR XChange - January 14, 2014